As filed with the Securities and Exchange Commission on November
                            18, 1997.

                                       Registration No. 33-50893

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                 POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                           APL LIMITED
     (Exact name of registrant as specified in its charter)

            Delaware                       94-2911022
  (State or other jurisdiction          (I.R.S. Employer
      of incorporation or              Identification No.)
         organization)
                      ____________________
                          1111 Broadway
                       Oakland, CA  94607
                         (510) 272-8000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                      ____________________
                        Timothy J. Windle
                       Assistant Secretary
                           APL Limited
                          1111 Broadway
                       Oakland, CA  94607
                         (510) 272-8000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            Copy to:

                      Stanton D. Wong, Esq.
                  Pillsbury Madison & Sutro LLP
                      235 Montgomery Street
                    San Francisco, CA  94104
                         (415) 983-1000

                      ____________________

                   TERMINATION OF REGISTRATION


      Pursuant to the undertaking of the undersigned Registrant contained in its Registration Statement on Form S-3 (Registration No. 33-50893), the Registrant hereby removes and withdraws from registration all of the unsold Debt Securities registered under such Registration Statement, due to the acquisition of the Registrant by Neptune Orient Lines Limited on November 12, 1997. The amount of unsold Debt Securities so withdrawn is $100,000,000. The Registrant has no intention of offering such $100,000,000 in Debt Securities for sale to the public.

                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on November 18, 1997.

                                  APL LIMITED



                                  By: /s/      Timothy J. Windle
                                  Name:  Timothy J. Windle
                                  Title: Assistant Secretary